UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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ORTHOFIX INTERNATIONAL N.V.
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The following presentation materials were used by the Company on March 12, 2009.

Investor Presentation
March 12, 2009
Orthofix International NV
Jim Gero - Chairman of the Board
Maria Sainz - Independent Director
Alan Milinazzo - President & CEO, Director
Bob Vaters - EVP and CFO
Brad Mason - Group President of North America, Blackstone
Michael Finegan - President, Biologics

Safe Harbor Statement
Except for historical information contained herein, the
 statements made in this presentation constitute ‘forward
 looking statements’ that involve certain risks and
 uncertainties. Certain factors may cause actual results to
 differ materially from those contained in the forward
 looking statements, including those risks detailed from
 time to time in the Company’s reports on file at the
 Securities and Exchange Commission.

Introductions
Jim Gero - Chairman of the Board
 Director since 1995. Chairman since 2005. He currently is a Director of Drew Industries, Intrusion, Inc., and a Board of Governor
 member of Suntex Capital. Previous Director of REI, American Medical Electronics, DF&R, Spar Aerospace, and numerous private companies. 19 years of total healthcare experience.
Maria Sainz - Independent Director
 Director since 2008. Extensive experience with sales, marketing, and distribution with substantial international experience. 6 years as divisional President and CEO roles with full financial responsibility and driving businesses to growth & profitability including merger and acquisition activity. 20 years of total healthcare experience.
Alan Milinazzo - President & CEO, Director
 CEO since 2006, Director since 2007. Prior executive management experience with Medtronic, Boston Scientific, and American
 Hospital Supply. 27 years of total healthcare experience.
Bob Vaters - EVP and CFO
 CFO since September 2008. Prior experience as CFO, Strategy and Corporate Development at Inamed Corporation. Partner and co-
 founder at healthcare private equity firm Med Opportunity Partners. 9 years total healthcare experience.
Brad Mason - Group President of North America, President of Blackstone
 President of Sports Medicine division for Orthofix. Co-founded Breg Inc. and DonJoy Orthopedics. 28 years total healthcare experience.
Michael Finegan - President, Biologics
 President of Biologics division of Orthofix. Prior executive management experience with Boston Scientific. 21 years of total healthcare experience.

Agenda
Company Overview & Strategy
Blackstone Progress & Update
Financial Performance & Debt Covenants
Corporate Governance
Q&A

Current Orthofix Board is driving progress
• Blackstone Medical has achieved significant milestones and is poised for success;
• Orthofix’s core businesses continue to perform very well;
• Orthofix current operating plan provides for ample debt service and covenant compliance;
Ramius’ slate is not in the best interest of the Orthofix shareholders
• Ramius’ candidates diminish the caliber of, or are redundant to, the Orthofix
 Board;
• Orthofix maintains a strong board with relevant credentials and best practices in corporate governance.
Positive Momentum

The Ramius Agenda Raises Serious Questions
• Ramius, a holder for less than six months, owns just over 5% of OFIX common stock but seeks 4 of 10 board seats
• Ramius initially proposed removal of our Company’s CEO from the Board, then reversed course, demonstrating poor judgment on corporate governance matters
• Ramius has repeatedly stated that the company needs to engage a strategic financial advisor, while being unaware or otherwise ignoring that we have been working with Morgan Stanley since June 2008.
• We have contrasting standards. “It is fairly commonplace for companies who rely on government reimbursement to be investigated from time to time...” -Ramius Letter to Orthofix Shareholders, March 9, 2009.
• Ramius first stated that it was committed to a sale or shutdown of
 Blackstone Medical and now it states that “its nominees have no present plans to pursue [any] specific strategies.”

Orthofix has generated consistent revenue growth through organic expansion and the acquisitions of Blackstone and Breg.

25% of total 2008 revenue was international

17% Annual Growth
$77
$90
$104
$121
$132
$162
$178
$204
$287
$313
$365
$490
$520
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

ORTHOFIX

Breg
acquisition
Blackstone
acquisition
($ in millions)
Orthofix Sales Growth

• Spine: Market-leading spinal bone growth
 stimulators, including only FDA-approved
 cervical spine stimulator; spine implants &
 biologics
• Orthopedics: Internal and external fixation,
 deformity correction and long bone stimulation
• Sports Medicine: Focus on knee bracing and
 cold therapy with recent expansion into soft
 goods, back bracing, etc.
Other Products
Vascular
3%
Sports Medicine
Orthopedic
25%
Spine
49%
2008 Revenue
Orthofix Product Profile
5%

Spine
Sports Medicine
Orthopedics
‘08 revenue
= $252 million
Gross margin of
high-70%
‘08 revenue
= $129 million
Gross margin of
approx. 70%
‘08 revenue
= $94 million
Gross margin of
mid-60%
2008 Vascular and Other revenue = $44 million
Core Business Segments

• Increasingly aging population
 (with more orthopedic disorders)
• Sedentary and obese
 population
• Growing acceptance of bone
 grafts and bone growth
 substitutes
• Increased R&D investments and
 acceptance of novel
 technologies
Growth Drivers
$ 4.7 B
2006
$ 5.1 B
2007
$ 5.7 B
2008
$ 6.2 B
2009
$ 6.9 B
2010
$ 7.6 B
2011
$ 8.6 B
2012
Fusion Technologies
Spinal Bone Graft Substitutes
Non-Fusion Technologies
VCF Treatment
+11%
Millennium Research Group, 2007-8
U.S. Spinal Implant Market
Spinal Implant market is complementary to our spinal stimulation business
Spine Implant Strategy & Opportunity

Blackstone Acquisition
Platform acquisition
Rapid revenue growth
Broad product portfolio
• Strong engineering talent
• 14 product introductions preceding the acquisition
Distribution scale and upside
• Substantial US footprint
• Complementary international opportunities
• Cross-selling between stim and implant
Due diligence process
Integration challenges

Maria Sainz, Independent Director
Brad Mason, Group President, North America and President of Orthofix
Spine
Bob Vaters, Executive Vice President and Chief Financial Officer
Jeff Hammel, Orthofix VP of Finance inserted into Blackstone Medical Inc.
Denise Pedulla, VP of Corporate Compliance
Key Leadership Changes during 2008

“Orthofix is in a position where it must execute its current strategy through 2009 to achieve its guidance. Ramius, an investment management firm with a stake in OFIX, has made an aggressive push to hold a special shareholders meeting to call into questions the suitability of the Blackstone acquisition, and is attempting to appoint four new individuals to the Orthofix board of directors. We believe any attempt to divest the Blackstone business in a fire sale would disrupt Orthofix’s current strategies and limit the company’s near-term and long-term potential.”
Canaccord Adams, February 18, 2009
“On one hand, we agree that the Ramius proposal to sell the Blackstone unit would likely result in an immediate increase in shareholder value, but this may not necessarily be the best long-term strategic move for the company. We believe management is taking appropriate steps to successfully turn around its spine business.”
Susquehanna International Group, February 24, 2009
“In our opinion, OFIX's decision to judiciously employ improving cash flows to pay down debt is sound. OFIX has steadily made prepayments to reduce the principle amount owed and the strategy to further delever as cash flows improve is crucial to avoid a covenant breach as the leverage ratio will come down to 3.25x in Q4:09 and 2.85 in Q1:10. OFIX's projection of an improving EBITDA run rate is consistent with our model, and we do not expect
OFIX to break any covenants.”
Jefferies & Company, Inc, February 18, 2009
Analysts Agree: We Have Made Progress
Recent comments from the reports of three separate industry analysts covering Orthofix:

$ 200 M
$ 210 M
$ 220 M
Apr 08
$ 240 M
$ 270 M
Dec 08
May 08
Jun 08
Jul 08
Aug 08
Sep 08
$ 230 M
Nov 08*
Mar 08
$ 0 M
$ 260 M
$ 250 M
Feb 08
Jan 08
Dec 07
Oct 08
Orthofix Working Capital

Jul 08
Aug 08
Sep 08
Oct 08
Nov 08
Dec 08
USA
$ 0.0 M
$ 6.5 M
$ 7.0 M
$ 7.5 M
$ 8.0 M
$ 8.5 M
$ 9.0 M
Jan 08
 Feb 08
Mar 08
Apr 08
May 08
 Jun 08
Blackstone Recovery
Monthly US Revenue, Blackstone
BM
promotion
MTF
announced

Acquisition Strategy and DD efforts
Brad Mason

North America Strategy
Secure core businesses
 ▪ Spine Stimulation
 ▪ Orthopedics
 ▪ Sports Medicine
Assess Blackstone business
 ▪ Entrepreneurial
 ▪ Public Company Acquisition
 ▪ OIG Investigation

Blackstone Priorities
Secure, Stabilize and Improve
 ▪ Distributors
 ▪ Surgeons
 ▪ Management
Focus on Fundamentals
 ▪ Leadership and Culture
 ▪ Customers
 ▪ Financial Discipline
 ▪ Business Processes
 ▪ New Product Pipeline

Internal Development

- Firebird Pedicle Screw System
- Pillar™SA Interbody Device
- Ascent LE Posterior Cervical System
- Advent™ Cervical Disc
- ProView™ Minimal Access Portal System
- TDX Dynamic Stabilization Rod

In-licensing and acquisitions

- New stem cell-based matrix collaboration with MTF
- Unique, new low-profile spine system development with IIS
- InSWing™ interspinous spacer acquisition

ORTHOFIX

Healthy and Robust Pipeline

Path To Profitability at Blackstone
Margins
 ▪ Trinity Evolution
 ▪ Vendor management
 ▪ Centralized price management
 ▪ New higher margin products
Reduce Sales & Marketing Expenses
 ▪ Discount sharing
 ▪ Reduced commissions
 ▪ Leverage (Sales Mgt, Trade Shows, MarCom, etc.)
Consolidation
 ▪ Projected savings of $2M in 2010
 ▪ Projected savings of $5M in 2011 and beyond

Jan
2008
Feb
2008
Mar
2008
Apr
2008
May
2008
Jun
2008
Jul
2008
Aug
2008
Sep
2008
Oct
2008
Nov
2008
Dec
2008
USA
$ 0.0 M
$ 6.5 M
$ 7.0 M
$ 7.5 M
$ 8.0 M
$ 8.5 M
$ 9.0 M
Blackstone Recovery
Monthly US Revenue, Blackstone
BM
promotion
MTF
announced

Acquisition Strategy and DD efforts
Michael Finegan

“Orthofix International N.V. (NASDAQ: OFIX) announced today that the
 Musculoskeletal Transplant Foundation (MTF) has completed the major milestone in the development of a next-generation stem cell allograft...The full commercialization of this tissue form, called Trinity Evolution™, is ahead of schedule and is now expected by June 2009.” -Orthofix Press release,
 12/15/2008
“Orthofix International N.V. (NASDAQ: OFIX) announced today that the expected launch of Trinity® Evolution™, the next generation adult stem cell-based allograft developed in collaboration with the Musculoskeletal Transplant
 Foundation (MTF), has been accelerated to May 1st of this year, two months ahead of schedule.” -Orthofix Press release, 2/11/2009
MTF Collaboration
“Although management has stated that they expect the MTF product to be available for commercial sales in mid-2009, industry experts are skeptical of the initial sales traction of the product given a lack of clinical data and physician support. In our opinion, this will make it extremely difficult to generate any meaningful sales before 2010.” -Ramius letter to shareholders
 12/3/2008

Acquisition Strategy and DD efforts
Bob Vaters

Q4 2008 Financial Performance
Orthofix revenues increased 7% sequentially
Blackstone revenues increased 9% sequentially
Working Capital Management improvements
Sequential improvement in EBITDA*
Resulted in:
• $10M Q4 08 voluntary debt pre-payment
• $7M Q1 09 additional debt pre-payment
• Improved leverage ratio of 3.4 at 12/31/2008 versus maximum allowable of 4.0
*As defined in the amended credit facility

Jan
08
Feb
08
Mar
08
Apr
08
May
08
Jun
08
Jul
08
Aug
08
Sep
08
Oct
08
Nov
08
Dec
08
USA
$ 0 M
$ 7 M
$ 8 M
$ 9 M
Current projections show financial stability as Blackstone
Performance has improved
Mar
08
Jul
08
Jun
08
Sep
08
May
08
Apr
08
$ 0 M
Dec
08
Nov
08
Feb
08
Jan
08
Dec
07
Oct
08
$ 200 M
$ 250 M
$ 300 M
Aug
08
Monthly US Revenue
2008 Orthofix Working Capital

2009 Leverage Ratio
10-15% EBITDA* growth
Consolidated EBITDA* of $93-$98 million
• Q4 2008 EBITDA* of $23.1M
Q3 09 improvement in LTM EBITDA*
* As defined by our amended credit facility

Acquisition Strategy and DD efforts
Jim Gero

 Best-In-Class Governance:
 • No staggered or classified Board of Directors; all directors stand for election annually
 • The roles of Chairman and CEO are held by separate individuals
 • The Audit, Compensation, and Nominating & Governance Committees are comprised of independent directors
 • The company uses outside advisers as necessary (e.g. Morgan Stanley)
 Shareholder rights are promoted by the company’s articles of association, including:
 • No anti-takeover defenses
 • No supermajority voting requirements
 • Shareholders can call a special meeting
 • Shareholder vote required to change articles of association
Orthofix’s Directors Maintain Best-in-Class Corporate
Governance Practices

Orthofix’s Directors Maintain Best-in-Class Corporate
Governance Practices
Other Important Governance Practices:
• Board regularly meets without CEO at least 2X per quarter
• Directors receive routine briefings from General Counsel and Senior VP Compliance on governance topics as regular feature of Board agenda
• Conduct regular CEO performance reviews
• Board education
• Board evaluation conducted once per year

James Gero is currently Chairman of Orthofix International N.V. (OFIX) and has served on the board of
Orthofix International N.V. since 1995. He currently is a director of Drew Industries (NYSE), Intrusion,
Inc. (Nasdaq), and a Board of Governor member of Suntex Capital. Previously, he was a director of REI
(NYSE), American Medical Electronics (Nasdaq) DF&R (Nasdaq), Spar Aerospace (TSE), and
numerous private companies.
During his 40 year career he was Chairman and CEO of Sierra Technologies a diversified technology driven company, Chairman and CEO of Varo, Inc. (NYSE) a developer and manufacturer of various aerospace and defense products, one of the founders of Clearwire Corporation, and early on was Vice
President and General Manager of Allied Corp. (now Honeywell). Presently, he manages his investments in private equity and the public markets.
Educationally, James Gero has a B.S. in Chemistry and Biology from State University of New York, an
MBA, and a MS in Strategic Planning. He has significant experience in general management, board governance, and private investing. He is well disciplined in management, finance, operations and other functions required in operating a business.
Mr. Hewett was appointed Deputy Chairman of the Board of Directors in 2005 and has been a non-
executive Director of Orthofix International N.V. since March 1992. He was the Deputy Group Chairman of
Orthofix International N.V. between March 1998 and December 2000. Previously, Mr. Hewett served as the
Managing Director of Caradon Plc, Chairman of the Engineering Division, Chairman and President of
Caradon Inc., Caradon Plc's U.S. subsidiary and a member of the Board of Directors of Caradon Plc of
England. In addition, he was responsible for Caradon Plc's worldwide human resources function and the development of its acquisition opportunities.
He has extensive business experience in North America, Europe, SE Asia, Africa and the Caribbean, and
has served on public company Boards in the US, the UK, France and the Caribbean.
For a number of years he served on Harvard Medical School's Advisory Council covering Genetics and
Biochemistry and was Deputy Chairman of LMA North America an international medical device company.
He has Bachelors and Masters Degrees from Cambridge University in the fields of Biochemistry, Organic
Chemistry, Zoology and Botany.
Peter J. Hewett
Deputy Chairman of the Board
Ramius is Seeking to Remove Four Highly Qualified
Orthofix Directors
James F. Gero
Chairman of the Board

Mr. Kester became a non-executive Director of Orthofix International N.V. in August
2004. Mr. Kester retired after 28 years, 18 as an audit partner, from KPMG LLP in 2002.
While at KPMG, he served as the lead partner for large international companies such as
BMW Manufacturing, Bowater Inc., Kemet Corporation, the Cryovac division of Sealed
Air Corporation as well as many private companies. He was a national instructor for
KPMG and served on KPMG’s National Continuous Improvement Committee. He was
the managing partner of the South Carolina practice when he retired.
Mr. Kester earned a bachelor of science degree in mechanical engineering from Cornell
University and an MBA degree from Harvard University.
Dr. von Wartburg became a non-executive Director of Orthofix International N.V. in June 2004.
He is an attorney and has practiced privately in his own law firm in Basel, Switzerland since
1999, specializing in life sciences law. He has also been a professor of administrative law and public health policy at the Saint Gall Graduate School of Economics in Switzerland for 25
years. Previously, he held top management positions with Ciba Pharmaceuticals and Novartis at their headquarters in Basel, Switzerland.
Education includes Universities of Basel, Paris, Princeton, Stanford and Harvard Law School;
legal doctorate 1963 and bar exams 1964 in Basel; 1965/66 legal and economic studies at
Princeton University and at the Harvard Law School, Master of Laws degree 1966. Stanford
Senior Executive Program, 1987.
Ramius is Seeking to Remove Four Highly Qualified
Orthofix Directors (cont.)
Thomas J. Kester, CPA
Chairman of the Compensation
 Committee, member Audit
 Committee
Walter P. von Wartburg
Compensation Committee

Board Evolution

VIA E-MAIL AND OVERNIGHT COURIER

-

Sharper Image Corporation

350 The Embarcadero, 6th Floor

San Francisco, California 994105

Attention: Board of Directors

Gentlemen:

As you know, I have been considering for some time whether to resign from the Board of Sharper Image. I have tremendous respect for the progress you and the team have made in turning around the company. Given the size of Ramius' portfolio and the other investments I am involved in, continuing as an active member of the Board of Directors of Sharper Image is no longer the best use of my time and resources. As a result, I am resigning from the Board of Directors of Sharper Image, effective the close of business on Friday, January 25, 2008.

Sincerely,

/s/ Peter A. Feld

Peter A. Feld

Ramius Capital Group

ORTHOFIX

Source: www.sec.gov
Ramius Nominees
Peter Feld has no apparent healthcare
 or operating experience
 • Was a director of Sharper Image for
 only 5 months just prior to its
 bankruptcy.
 • Joined the board of CPI Corp., a
 portrait studio company, in 2008. In
 November 2008, CPI Corp was in
 danger of being delisted by the NYSE
 and was required to submit a plan in
 45 days to prevent delisting.

Ramius Nominees
Steven Lee is the former CEO of Polymedica
 • In 1998, the federal government began investigating two Polymedica subsidiaries.
 • In 2001, two “whistleblower” lawsuits were filed in federal courts claiming false claims were submitted to Medicare resulting in over billing to federal healthcare programs.
 • In 2002, Mr. Lee left PolyMedica after a Medicare fraud investigation was initiated by the
 U.S. Department of Justice against the Company.
 • In 2004, the Company paid $35 million settlement to the U.S. Government to resolve the civil allegations and administrative sanctions related to the alleged misconduct.
 • Served on the Board of Directors of ICN Pharmaceuticals (now called Valeant
 Pharmaceuticals International) from 2001 to 2004. As the result of an investigation by the
 Securities and Exchange Commission, Valeant restated nearly a decade of financial statements as a result of inappropriate backdating of stock options.

J. Michael Egan
• President and Chief Executive Officer, Steadman Hawkins Research Foundation
• Director, Venture Lending & Leasing IV Inc.
• Director, Western Technology Investment
• Chairman of the Board of Directors, iBalance Medical
• The Deeming Board for the University of Colorado Leeds School of Business
Charles T. Orsatti
• Managing Partner, Fairfield Capital Partners
• Director, AngioDynamics, Inc.
• Director, SRI Surgical Express
Orthofix has offered to interview Mr. Egan and Mr. Orsatti. Ramius has ignored our requests.
Ramius Nominees

Current Orthofix Board is driving progress and is focused on creating long- term shareholder value
• Blackstone Medical has achieved significant milestones and is poised for success;
• Orthofix’s core businesses continue to perform very well;
• Orthofix current operating plan provides for ample debt service and covenant compliance.
Ramius’ slate is not in the best interest of the Orthofix shareholders
• Ramius’ candidates diminish the calibre of, or are redundant to, the Orthofix
 Board;
• Orthofix maintains a strong board with relevant credentials and best practices in corporate governance.
Conclusion

Important Additional Information
Orthofix International N.V. (“Orthofix”) has filed a definitive proxy statement, dated February 26, 2009, with the
SEC in connection with a special general meeting of shareholders of Orthofix to be held on April 2, 2009 at which
Ramius Capital and certain of its affiliates propose to make changes to the composition of Orthofix's board of directors. SHAREHOLDERS ARE URGED TO READ ORTHOFIX'S DEFINITIVE PROXY MATERIALS AND ANY
OTHER RELEVANT SOLICITATION MATERIALS FILED BY ORTHOFIX WITH THE SEC BECAUSE THEY
CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of the proxy statement and other materials filed by Orthofix with the SEC at the SEC's website at www.sec.gov, at Orthofix's website at www.orthofix.com, or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 or
by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 323-4133 (all others).
Orthofix and its directors and certain executive officers are participants in the solicitation of proxies in connection with the special general meeting of shareholders. The names of such persons are: James F. Gero, Peter J.
Hewett, Jerry C. Benjamin, Charles W. Federico, Dr. Guy J. Jordan, Ph.D., Thomas J. Kester, CPA, Alan W.
Milinazzo, Maria Sainz, Dr. Walter P. von Wartburg, Kenneth R. Weisshaar, Robert S. Vaters, Michael Simpson,
Bradley R. Mason, Raymond C. Kolls, J.D., and Michael M. Finegan. Information regarding such participants, as well as each such person's respective interests in Orthofix (whether through ownership of Orthofix securities or otherwise), is set forth in Orthofix's definitive proxy statement dated February 26, 2009, which may be obtained free of charge at the SEC's website at www.sec.gov, Orthofix's website at www.orthofix.com, or by contacting
Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 or by calling (212) 440-9800 (bankers and brokers)
or toll-free (800) 323-4133 (all others).
Notification of Proxy Statement Filing

Definitions
• For a further explanation of how Orthofix calculates EBITDA and why we believe it is a useful measure of our performance, please see the
 Company's earnings release issued on February 12, 2009, which was filed with the SEC on Form 8-K and is available free of charge on the SEC's website at www.sec.gov

Background Information

Trinity Evolution
• Long term Development and Commercialization collaboration with MTF, leading tissue processor and supplier in the world, all fields of use
• Adult MSCs derived from allogeneic tissue with all three key bone growth pathways
• Commercialization to begin May 2009, ahead of schedule
• Improved profit margins
• Reduced working capital investment, no need for Orthofix inventory
Trinity® and Trinity® Evolution™
Trinity
• Short term Distribution Agreement with Osiris Therapeutics, spine field of use only
• Contains viable adult MSCs derived from allogeneic human tissue for bone regeneration and repair
• Regulated by the FDA as allograft tissue

All are independent under applicable NASDAQ rules.
Experienced Audit Committee
Jerry C. Benjamin
 Director and Chairman of the Audit Committee
 Mr. Benjamin became a non-executive Director of Orthofix International N.V. in March 1992. He has been a General
 Partner of Advent Venture Partners, a venture capital management firm in London since 1985. In the past, Mr.
 Benjamin was a Director for a number of private healthcare companies.
Thomas Kester, CPA
 Director and Chairman of the Compensation Committee
 Mr. Kester became a non-executive Director of Orthofix International N.V. in August 2004. Mr. Kester retired after 28 years, 18 as an audit partner, from KPMG LLP in 2002. While at KPMG, he served as the lead audit engagement partner for both public and private companies and also served four years on KPMG's National Continuous
 Improvement Committee. Mr. Kester earned a bachelor of science degree in mechanical engineering from
 Cornell University and an MBA degree from Harvard University.
Kenneth R. Weisshaar
 Director
 Mr. Weisshaar became a non-executive Director of Orthofix International N.V. in December 2004. Most recently, Mr.
 Weisshaar has served as Chief Operating Officer and strategy advisor for Sensatex, Inc. Also, Mr. Weisshaar spent 12 years as a corporate officer at Becton Dickson, a medical device company, where at different times he was responsible for global businesses in medical devices and diagnostic products and served as Chief Financial
 Officer and Vice President, Strategic Planning. Mr. Weisshaar earned a bachelor of science degree from MIT and an MBA from Harvard University. He currently also serves on the board of Digene Corporation.